Evommune Reports Third Quarter 2025 Financial Results and Provides Business Update

- Three Phase 2 data readouts from lead programs, EVO756 and EVO301, expected in 2026 across atopic dermatitis (AD) and chronic spontaneous urticaria (CSU)

- Well capitalized to deliver on key milestones following completion of initial public offering (IPO), raising $172.5 million in gross proceeds, including the full exercise of the underwriters’ option to purchase additional shares

Palo Alto, Calif., December 11, 2025 – Evommune, Inc. (NYSE: EVMN) (the “Company”), a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases, today announced financial results for the third quarter ended September 30, 2025, and provided a business update.

“The recent completion of our IPO puts us in a strong position to deliver on the years ahead, with three Phase 2 readouts across our two lead programs, EVO756 and EVO301, expected next year. Atopic dermatitis (AD) remains the most prevalent autoimmune disease, and the need for more treatment options is urgent. We’re advancing two programs targeting novel mechanisms designed to give physicians and patients new tools to treat AD, if approved. MRGPRX2 antagonism is unique in its potential to change the paradigm as the first target that modulates both mast cells and sensory neurons, and IL‑18 inhibition has the potential to become a front-line biologic target in AD,” said Luis Peña, President and Chief Executive Officer at Evommune. “We also anticipate reporting top-line Phase 2b data from the EVO756 CSU trial in the first half of 2026 and are optimistic that these data will support ongoing development in CSU, which continues to be underserved by existing treatment options and represents a significant market opportunity,” added Mr. Peña.

“Overall, we are energized by the progress and execution across our pipeline, which has broad potential for patients suffering from a range of chronic inflammatory diseases. By identifying and addressing critical gaps in the current treatment landscapes, our team is working diligently to continue to discover and add to the pipeline, with a goal of delivering therapies that provide rapid symptom relief and safe, durable resolution of underlying chronic inflammatory disease,” said Jeegar Patel, Ph.D., Chief Scientific Officer at Evommune.

Pipeline Highlights

EVO756: Potent and highly selective oral small molecule antagonist of mas-related G-protein coupled receptor X2 (MRGPRX2), a receptor predominantly found on mast cells and peripheral sensory neurons.

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Presented Full Phase 2 Data in Chronic Inducible Urticaria at EADV: At the European Academy of Dermatology and Venereology (EADV) 2025 Congress in Paris, France in September 2025, the Company presented additional positive data from its Phase 2 trial of EVO756 in adults with chronic inducible urticaria (CIndU). The data highlight EVO756's differentiated mast cell dual mechanism, with responses observed as early as one week and after four weeks of oral treatment. Additionally, EVO756 was generally well-tolerated. https://ir.evommune.com/news-events/press-releases/detail/85/evommune-presents-full-phase-2-data-for-oral-mrgprx2-inhibitor-evo756-in-chronic-inducible-urticaria-during-late-breaker-at-eadv-2025-congress
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Two Phase 2b Top-Line Data Readouts Anticipated in 2026 in CSU and AD: A Phase 2b dose-ranging trial (n=160) in moderate-to-severe CSU was initiated in April 2025, and the Company expects to report top-line results in the first half of 2026. The Company also initiated a Phase 2b dose-ranging trial (n=120) in moderate-to-severe atopic dermatitis (AD) patients in August 2025 and expects to report top-line results in the second half of 2026.
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Expansion into Additional Indications: The Company continues to evaluate and explore potential additional indications for EVO756, including migraine, irritable bowel syndrome and asthma.

EVO301: Long-acting fusion protein consisting of an IL-18 binding protein and an anti-serum albumin Fab-associated domain with potential for more effective distribution to inflamed tissues than traditional monoclonal antibodies.

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Phase 2a Top-Line Data Readout Expected in 1H26: The Company initiated a Phase 2 trial (n=60) of EVO301 in adult patients with moderate-to-severe AD in March 2025. This trial is fully enrolled, and the Company expects to report top-line results in the first half of 2026.
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Expansion into Additional Indications: The Company continues to evaluate and explore potential additional indications for EVO301 including ulcerative colitis.

Recent Corporate Highlights

In November 2025, the Company completed its IPO of 10,781,250 shares of its common stock at a public offering price of $16.00 per share, including full exercise of the underwriters’ option to purchase additional shares, raising gross proceeds of $172.5 million. Shares began trading on the New York Stock Exchange on November 6, 2025, under the symbol "EVMN."

Third Quarter 2025 Financial Results

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Cash, Cash Equivalents and Investments: As of September 30, 2025, the Company had cash, cash equivalents and investments of $76.0 million, compared to $72.0 million as of December 31, 2024.
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Revenue: Revenue was $10.0 million for the quarter ended September 30, 2025, compared to zero for the quarter ended September 30, 2024, all related to the Company’s strategic collaboration with Maruho related to licensing EVO756 in Japan.
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Research and Development Expenses: Research and development expenses were $19.6 million for the third quarter of 2025 as compared to $13.3 million for the third quarter of 2024.
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General and Administrative Expenses: General and administrative expenses were $3.7 million for the third quarter of 2025 as compared to $3.2 million for the third quarter of 2024.
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Net Loss: Net loss totaled $12.5 million for the third quarter of 2025 as compared to $15.9 million for the third quarter of 2024.

About Evommune, Inc.

Evommune, Inc., is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation. For more information, please visit www.evommune.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of the Company’s product candidates, including the ongoing Phase 2 clinical trials for EVO756 and EVO301; and the expected market opportunity for its lead programs. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s final prospectus for its initial public offering, filed with the SEC on November 6, 2025, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Evommune, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
License revenue	$10,000	$—	$13,000	$7,000
Operating expenses:
Research and development	19,639	13,289	53,639	46,413
General and administrative	3,689	3,228	10,716	9,146
Total operating expenses	23,328	16,517	64,355	55,559
Loss from operations	(13,328)	(16,517)	(51,355)	(48,559)
Total other income, net	853	601	10,758	2,477
Net loss	(12,475)	(15,916)	(40,597)	(46,082)
Net loss attributable to common stockholders	(12,475)	(15,916)	(40,597)	(46,082)
Basic and diluted net loss per share of common stock	$(8.07)	$(10.47)	$(26.36)	$(30.69)
Weighted average basic and diluted shares of common stock outstanding	1,545,010	1,520,814	1,540,243	1,501,635

Evommune, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2025	2024
Cash, cash equivalents and short-term investments	$76,062	$72,040
Other current assets	5,879	1,948
Other non-current assets	2,603	2,067
Total assets	$84,544	$76,055

Current liabilities	$10,416	$27,981
Other non-current liabilities	261	535
Total liabilities	10,677	28,516
Convertible preferred stock	257,004	191,776
Total stockholders’ deficit	(183,137)	(144,237)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$84,544	$76,055

Contacts:

Media:

Paul Laland

Paul.laland@evommune.com

Investors:

Sarah McCabe

investors@evommune.com